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                                                                  Exhibit 21.1

Anvil Holdings, Inc. Subsidiaries

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                           State or Other Jurisdiction
                               of Incorporation or       Names Under Which Such
    Name of Subsidiary            Organization          Subsidiary Does Business
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   Anvil Knitwear, Inc.             Delaware                      n/a
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